Exhibit 99.2

Press Release dated January 15, 2007

FOR IMMEDIATE RELEASE

J-M MANUFACTURING AND PW EAGLE ANNOUNCE DEFINITIVE

MERGER AGREEMENT

PW Eagle Shareholders to Receive $33.50 Per Share in Cash

Combination of North American Plastic Pipe Manufacturers Expected to Offer

Complementary Product Offerings and Expanded Geographic Reach

LIVINGSTON, NJ and EUGENE, OR – January 15, 2007 – J-M Manufacturing Company, Inc. and PW Eagle, Inc. (NASDAQ: PWEI), manufacturers of plastic pipe, fittings and tubing products, today announced that they have signed a definitive merger agreement under which J-M Manufacturing will acquire all of the outstanding common shares of PW Eagle for $33.50 per share in cash. The transaction represents an implied total equity value of approximately $400 million.

J-M Manufacturing, headquartered in Livingston, New Jersey, operates a total of 14 plastic pipe manufacturing facilities and serves customers throughout North America. Based in Eugene, Oregon, PW Eagle operates 12 plastic pipe manufacturing facilities in eight states and serves customers throughout the United States.

“With manufacturing facilities throughout North America, the combined company will have broader geographic reach, offer an expanded product line, and deliver value to customers and end users in new and innovative ways,” said Walter W. Wang, President and Chief Executive Officer of J-M Manufacturing. “PW Eagle enjoys long-term relationships with its customers because it serves them effectively and efficiently. J-M Manufacturing and PW Eagle have many shared strengths, including a belief in the vital role our products play in safely delivering drinking water, electricity, gas, and other essentials. With this merger, we are even better positioned to bring value and passion to the pipe industry in serving the growing needs of our society.”

“With the announcement of this merger, we believe the strategic committee of PW Eagle’s board of directors has fulfilled its pledge to maximize shareholder value following a thorough process during which a wide range of strategic alternatives were considered,” commented Jerry Dukes, Chairman and Chief Executive Officer of PW Eagle. “In addition, by combining our companies, we believe we will be able to provide customers with a broader selection of innovative products, superior delivery and unmatched customer service, and make new opportunities for growth available to our employees.”

On May 30, 2006, PW Eagle’s board of directors announced the formation of a strategic committee, consisting entirely of independent directors, to explore strategic alternatives to maximize shareholder value. The strategic committee engaged Morgan Joseph & Co., Inc. as financial advisor to the committee in order to explore various strategic options. As a part of this exploration process, the strategic committee conducted an auction which generated interest from numerous parties. Upon thorough review of the various strategic alternatives, and upon unanimous approval and recommendation of the strategic committee, the board of directors of PW Eagle has unanimously approved the merger agreement with J-M Manufacturing and has resolved to recommend that its shareholders approve the merger. PW Eagle’s largest shareholder, Pirate Capital, LLC, has agreed to vote in favor of the transaction.

The transaction is expected to be completed during the second quarter of 2007, subject to customary closing conditions, including the receipt of regulatory approvals, and approval by PW Eagle’s shareholders. There is no financing condition to the obligation of J-M Manufacturing to consummate the merger.

Morgan Joseph & Co. Inc. acted as the financial advisor to PW Eagle’s strategic committee and Rothschild Inc. rendered a fairness opinion to the strategic committee with respect to the transaction. Kramer Levin Naftalis & Frankel LLP and Fredrikson & Byron, P.A. served as legal counsel for the strategic committee and PW Eagle in connection with the transaction. Pali Capital, Inc. served as exclusive financial advisor to J-M Manufacturing and arranged necessary financing, and McDermott Will & Emery LLP acted as J-M Manufacturing’s legal counsel.

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About J-M Manufacturing Company, Inc.

J-M Manufacturing Company, Inc. (www.jmm.com) was formed in 1982 with the acquisition of eight pipe production facilities. Today, the company operates 14 manufacturing plants across the United States. JMM produces water, sewer, solvent weld, electrical conduit, ABS and polyethylene pipe in diameters ranging from  1/2” to 48” for PVC and  1/2” to 63” in HDPE. JMM is dedicated to developing the plastic pipe market by offering superior products, unparalleled quality, and ensuring that its business makes a positive contribution to the environment, the communities it serves, its customers, and employees.

About PW Eagle, Inc.

PW Eagle, Inc. (www.pweagleinc.com) is a leading extruder of PVC pipe products and its wholly-owned subsidiary, USPoly Company, LLC, is a leading manufacturer of polyethylene pipe and fittings. Together, PW Eagle and USPoly operate 12 manufacturing facilities across the United States. PW Eagle’s common stock is traded on the Nasdaq Global Market under the symbol “PWEI”.

Forward Looking Statements

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this press release, which include those that relate to the anticipated results and synergies to be achieved through the merger and the approximate anticipated closing date of the merger, involve certain known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such forward-looking statements. The following factors, among others, including those contained in PW Eagle’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K, could also cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction will be completed, including whether PW Eagle’s shareholders will approve the merger; the occurrence of any event, change or other circumstances that could give rise to termination of the merger agreement; costs, fees, expenses or charges related to the merger; any legal proceedings that might be instituted with respect to PW Eagle or the transaction; the inability of the companies to obtain, or meet specific conditions imposed for applicable regulatory approvals relating to the transaction; risks that the proposed transaction might disrupt current plans and operations; potential difficulties in employee retention as a result of the proposed transaction; and the failure of either party to satisfy the closing conditions contained in the merger agreement. All forward-looking statements included in this Press Release are based on information available to PW Eagle on the date of this Press Release. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. PW Eagle undertakes no obligation to update “forward-looking” statements.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of PW Eagle, Inc. and other materials will be filed with the SEC. PW Eagle shareholders are urged to read the proxy statement and these other materials carefully when they become available because they will contain important information about PW Eagle and the proposed transaction. Shareholders will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about PW Eagle, Inc. at http://www.sec.gov, the SEC’s free internet site, and from PW Eagle’s Investor Relations Manager at (541) 343-0200 or on the company’s website at www.pweagleinc.com.

Participants in the Solicitation

PW Eagle, Inc. and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from PW Eagle’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of PW Eagle is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on May 10, 2006. More detailed information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by securities, holdings or otherwise, which interests may be different from those of PW Eagle shareholders generally, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Contacts:

For J-M Manufacturing Company, Inc.

Alex Stanton

Stanton Crenshaw Communications

(212) 780-1900

alex@stantoncrenshaw.com

For PW Eagle, Inc.:

Investor inquiries

Scott Long

(541) 343-0200

scott_long@pweagleinc.com

Media inquiries:

Ron Parham

Pondel, Wilkinson, Parham

(503) 297-0202

rparham@pondel.com